Exhibit 10.1

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of the 18th day of February 2005 by and among Level 3 Communications, Inc., a Delaware corporation (the “Company”), and each of the investors named in Exhibit A attached hereto (each, an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue and sell to each Investor pursuant to this Agreement and the Registration Statement (as defined below), and each Investor, severally, desires to purchase from the Company the aggregate principal amount of the Company’s 10% Convertible Senior Notes due 2011 as is set forth opposite its respective name in Exhibit A attached hereto, which Notes will be convertible, generally after January 1, 2007, into authorized but unissued shares of the Company’s common stock, $.01 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Advisory Clients” shall mean those institutional investment clients of Southeastern and Davis on whose behalf Southeastern and Davis, respectively, are purchasing the Notes.

(b) “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(c) “Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof); provided, however, that a Person will be deemed to beneficially own (and have beneficial ownership of) all securities that such Person has the right to acquire, whether such right is exercisable immediately or with the passage of time or the satisfaction of conditions. The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

(d) “Board of Directors” shall mean the board of directors of the Company.

(e) “Davis” shall mean Davis Selected Advisers, L.P., a Colorado limited partnership.

(f) “Derivative Security” shall mean any subscription, option, conversion right, warrant, phantom stock right or other agreement, security or commitment of any kind obligating the Company or any of its subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, (i) any Voting Securities or any other equity security of the Company, (ii) any securities convertible into, or exchangeable for, any Voting Securities or other equity security of the Company or (iii) any obligations measured by the price or value of any shares of capital stock of the Company.

(g) “Disclosure Documents” shall mean the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, any Current Reports on Form 8-K filed by the Company on or after December 31, 2003, the Company’s Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, dated April 14, 2004, as amended, the Registration Statement and the Prospectus, together in each case with any documents incorporated by reference therein or exhibits thereto.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934 and all of the rules and regulations promulgated thereunder.

(i) “Fairfax” shall mean Hamblin Watsa Investment Counsel Ltd.

(j) “Group” shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a “person” for purposes of Section 13(g)(3) of the Exchange Act.

(k) “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(l) “Markel” shall mean Markel Corporation.

(m) “Material Adverse Effect” shall mean any change, event or occurrence which, individually or in the aggregate, has had a material adverse effect on, or a material adverse change in, (i) the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company’s stock price, (b) resulting from conditions in the telecommunications industry in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement or (d) arising out of or resulting from actions of the Investors in connection with this Agreement.

(n) “Notes” shall mean one or more of the Company’s 10% Convertible Senior Notes due 2011 containing the same terms and conditions and with the same conversion features as set forth in the form of note attached hereto as Exhibit B.

(o) “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

(p) “Prospectus” shall mean the base prospectus included in the Registration Statement together with the prospectus supplement relating to the Securities first filed with the SEC pursuant to Rule 424(b) under the Securities Act.

(q) “Southeastern” shall mean Southeastern Asset Management, Inc., a Tennessee corporation.

(r) “SEC” shall mean the Securities and Exchange Commission.

(s) “Securities” shall mean the Notes and the shares of Common Stock issuable upon conversion of the Notes.

(t) “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(u) “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and as in force as the date hereof.

(v) “Voting Securities” shall mean the shares of the Common Stock and any other capital stock or equity securities of the Company having the general voting power under ordinary circumstances to elect members of the Board of Directors, and any other securities which are convertible into, or exchangeable for, Voting Securities.

2. Authorization, Purchase and Sale of the Notes.

2.1. Authorization of Securities. The Company has, or on or before the Closing Date (as defined below) will have, (i) authorized the Notes and (ii) authorized the issuance of the shares of Common Stock issuable upon conversion of the Notes.

2.2. Purchase and Sale of the Notes. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue and sell to each Investor (in the case of each of Southeastern and Davis, on behalf of its respective Advisory Clients), and each Investor (in the case of each of Southeastern and Davis, on behalf of its respective Advisory Clients), severally, shall purchase from the Company the aggregate principal amount of Notes set forth opposite the name of such Investor under the heading “Principal Amount of Notes to be Purchased” on Exhibit A attached hereto, at a purchase price equal to the principal amount of Notes purchased.

2.3. Closing.

(a) The closing (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY on the second business day after the satisfaction or waiver of the conditions set forth in Article 6 (other than those that by their terms are to be satisfied or waived at the Closing), or such other date mutually agreed to by the

Company and the Investors (the “Closing Date”). At the Closing, each Investor (in the case of each of Southeastern and Davis, on behalf of its respective Advisory Clients) shall make payment to the Company of the purchase price set forth opposite such Investor’s name on Exhibit A attached hereto under the caption “Purchase Price Payable at the Closing” by wire transfer to the Company of immediately available funds, against delivery to such Investor by the Company of one or more Note(s) in the principal amount as set forth opposite such Investor’s name on Exhibit A attached hereto.

3. Representations and Warranties of the Company. Except as set forth in the Disclosure Documents, the Company hereby represents and warrants to each of the Investors as follows:

3.1. Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2. Subsidiaries. Each subsidiary of the Company that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect.

3.3. Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 1,500,000,000 shares of Common Stock, 8,500,000 shares of Class R Convertible Common Stock, par value $.01 per share (the “Class R Common Stock”) and 10,000,000 shares of undesignated preferred stock, par value $.01 per share, of which 500,000 shares have been designated as Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”). As of the date of this Agreement, there are no shares of Class R Common Stock or Series A Preferred Stock issued and outstanding. As of February 14, 2005, there were 688,181,887 shares of Common Stock outstanding. All outstanding shares of Common Stock have been duly authorized, and have been validly issued, are fully paid and nonassessable, and have been approved for quotation on the Nasdaq National Market.

3.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Notes, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (other than the approval of the Proposal (as defined below) by the Company’s stockholders) has been taken. When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. At or prior to the Closing, the Company will have reserved for issuance the shares Common Stock issuable upon conversion of the Notes.

3.5. Valid Issuance.

(a) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee (as defined below) in accordance with the terms of the Indenture (as defined below) and delivered to and paid for by the Investors in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Company entitled to the benefits provided by the amended and restated indenture dated as of July 8, 2003 (the “Base Indenture”) between the Company and The Bank of New York, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 8, 2003 (the “First Supplemental Indenture”) between the Company and the Trustee, as further supplemented by the Second Supplemental Indenture, to be dated as of the Closing Date (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) between the Company and the Trustee, under which they are to be issued. The Base Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus. The First Supplemental Indenture relates solely to the securities issued thereunder and does not amend the terms of the Base Indenture as it relates to the Notes.

(b) Upon their issuance in accordance with the terms of the Notes, the shares of Common Stock issued upon conversion of the Notes will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock free of all preemptive or similar rights.

(c) The Company’s registration statement on Form S-3 (File No. 333-53914) (the “Registration Statement”), including the base prospectus relating to certain debt and equity securities to be offered from time to time by the Company: (i) was prepared by the Company in conformity with the requirements of the Securities Act and (ii) was declared effective by the SEC. The SEC has not issued a stop order suspending the effectiveness of the Registration Statement. The Company has at all times relevant to the offering of the Notes contemplated hereby complied with the conditions for the use of Form S-3 and is eligible to use Form S-3. Copies of the Registration Statement, including any amendments thereto and the Prospectus contained therein have heretofore been delivered by the Company to the Investors. The Registration Statement is effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has prepared and delivered to the Investors and will file with the SEC pursuant to Rule 424(b), no later than two business days after the date hereof, a supplement to the base prospectus included in the Registration Statement relating to the Securities and the offering thereof in conformity with the requirements of the Securities Act.

3.6. Absence of Certain Changes. Since September 30, 2004, there has not been any Material Adverse Effect.

3.7. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC.

3.8. Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than (i) stockholder approval as set forth more specifically in Section 5.5 herein have been obtained and will be effective as of the Closing Date, other than such filings required to be made after the Closing under applicable federal and state securities laws and (ii) any of the foregoing, the failure to make or obtain will not have a Material Adverse Effect.

3.9. No Conflict. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.10. No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

3.11. Company Not an “Investment Company”. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4. Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with the other Investors (in the case of each of Southeastern and Davis, for itself (unless otherwise indicated)), represents and warrants to the Company as follows:

4.1. Organization. Such Investor, if it is a legal entity, is duly and validly existing under the jurisdiction of its organization.

4.2. Authorization. All action on the part of such Investor (in the case of each of Southeastern and Davis, on its part and on the part of its respective Advisory Clients) necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Such Investor has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3. No Conflict. The execution and delivery of this Agreement by such Investor and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Investor (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Investor or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect (a) on such Investor or (b) on the ability of such Investor to perform its obligations under this Agreement.

4.4. Consents. All consents, approvals, orders and authorizations required on the part of such Investor (in the case of each of Southeastern and Davis, on its part, and to its knowledge, on the part of its respective Advisory Clients) in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Closing Date.

4.5. No Manipulation of Stock. Such Investor (in the case of each of Southeastern and Davis, it and, to its knowledge, its respective Advisory Clients) has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

4.6. Group; Affiliate.

(a) In the case of Southeastern, Southeastern together with the other Investors listed on Exhibit A-1 attached hereto do not constitute a Group. Southeastern hereby agrees that it shall not take any actions such that it and the other Investors may be deemed to be a Group. After giving effect to the sale and purchase of the Notes contemplated under this Agreement, Southeastern together with its Affiliates will Beneficially Own less than thirty-five percent (35%) of the Company’s outstanding Common Stock. Southeastern has on the date hereof delivered to the Company a certificate setting forth a true and correct list of the Common Stock Beneficially Owned by Southeastern and its Affiliates as of such date.

(b) In the case of an Investor listed on Exhibit A-1 attached hereto, such Investor together with the other Investors do not constitute a Group. Such Investor is not and, after giving effect to the sale and purchase of the Notes contemplated by this Agreement, will not be an Affiliate of the Company. Such Investor hereby agrees that it shall not take any actions such that the Investors may be deemed to be a Group. After giving effect to the sale and purchase of the Notes contemplated under this Agreement, such Investor together with its Affiliates will Beneficially Own less than fifteen percent (15%) of the Company’s outstanding Common Stock.

4.7. Purchase Entirely for Own Account. Such Investor is acquiring the Notes for its own account (in the case of each of Southeastern and Davis, on behalf of its respective Advisory Clients) and not with a view to, or for sale in connection with any distribution of the Notes, but subject, nevertheless, to any requirement of law that the disposition of such Investor’s property shall at all times be within such Investor’s control. Such Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Notes.

4.8. Investor Status. In the case of Southeastern and Davis, each of their respective Advisory Clients is a institutional “accredited investor” as defined in Rule 501 under the Securities Act.

4.9. Accuracy of Information Supplied for Proxy Statement. The information regarding such Investor and its Affiliates supplied or to be supplied by it in writing specifically for inclusion or incorporation by reference into the Proxy Statement (as defined below) will not, as of the date such Proxy Statement is first mailed to the stockholders of the Company and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.10. Accuracy of Information Supplied for Registration Statement. In the case of Southeastern, the information regarding such Investor and its Affiliates supplied or to be supplied by it in writing specifically for inclusion or incorporation by reference into that certain registration statement referred to in Section 5.3 herein will not, as of the date of such registration statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

5. Covenants.

5.1. Governmental Approvals. As soon as practicable after the execution of this Agreement, the Company and each Investor shall file all applications and reports and take such other action which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and each Investor shall give all additional notices to third parties and take other action reasonably required to be or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

5.2. Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing any document or the taking of any action to assist the other parties hereto in complying with the terms of Section 5.1 hereof.

5.3. Registration.

(a) The Company shall use reasonable best efforts to prepare and file with the SEC within 10 days of the Closing a registration statement on Form S-3 under Rule 415 of the Securities Act to enable the resale of the Registrable Securities (as defined below) by Southeastern, from time to time, in compliance with the Securities Act (the “Resale Registration Statement”). The Company shall use reasonable best efforts to cause the Resale Registration Statement to become effective as promptly as practicable after filing. The Company shall use reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith (the “Resale Prospectus”) as may be necessary to keep the Resale Registration Statement effective and free from any material misstatement or omission to state a material fact. Notwithstanding the foregoing, the Company shall not be required to keep the Resale Registration Statement in effect if the Company shall have received an opinion of counsel reasonably satisfactory to the Company and Southeastern that Southeastern is not an Affiliate of the Company. “Registrable Securities” shall mean any securities of the Company held by the Advisory Clients of Southeastern at the time of the Company’s filing of the Resale Registration Statement and over which securities Southeastern has discretionary authority. The Company shall bear all expenses in connection with the Company’s registration of the Registrable Securities pursuant to this Section 5.3, provided, however, that Southeastern shall bear the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of the Securities and fees and expenses of its legal counsel and all transfer taxes.

(b) In the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Resale Registration Statement for amendments or supplements to a Resale Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Resale Registration Statement or the initiation of any proceedings for that purpose; (iii) of any event or circumstance not otherwise covered by clause (iv) below which, upon the advice of its counsel, necessitates the making of any changes in the Resale Registration Statement or Resale Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Resale Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Resale Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Company determines in good faith that offers and sales pursuant to the Resale Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Resale Registration Statement or related Resale Prospectus, is reasonably likely to have a seriously detrimental effect on the Company, then the Company shall deliver a certificate in writing to the Southeastern (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, Southeastern will refrain from selling any Registrable Securities pursuant to the Resale Registration Statement (a “Suspension”) until it receives copies of a supplemented or amended Resale Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Resale Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Resale Prospectus. In the event of any Suspension, the Company will use reasonable best efforts to cause the use of the Resale Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to Southeastern.

(c) Notwithstanding the foregoing paragraphs of this Section 5.3, no Suspension under clause (v) of Section 5.3(b) shall continue for more than forty-five (45) days and the Company shall not deliver more than one Suspension Notice under such clause in any twelve-month period.

(d) Provided that a Suspension is not then in effect, Southeastern may sell Registrable Securities under the Resale Registration Statement, provided, to the extent required by applicable law, that it arranges for delivery of a current Resale Prospectus to the transferee of such securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Resale Prospectuses to Southeastern.

5.4. Nasdaq. Within ten business days following the Closing Date, the Common Stock issuable upon conversion of the Notes shall have been approved for quotation on the Nasdaq National Market.

5.5. Special Meeting/Proxy Statement.

(a) To the extent the issuance of the Notes and the shares issuable upon the conversion thereof requires the approval of the stockholders of the Company under the rules of The Nasdaq Stock Market, Inc., the Company shall: (i) use its best efforts to prepare and file with the SEC, promptly after the date hereof, preliminary proxy materials with respect to a special meeting of the stockholders of the Company called for the purpose of approving the issuance of the Notes and the shares issuable upon conversion thereof (the “Special Meeting”), as contemplated by this Agreement (the “Proposal”); (ii) file with the SEC the definitive proxy statement (the “Proxy Statement”) promptly after comments, if any, are received from the SEC with respect to the preliminary proxy materials and after the furnishing by the Company of all information required to be contained therein and (iii) acting through the Board of Directors, call the Special Meeting for the purpose of voting upon approving the Proposal. The Company shall cause the Proxy Statement, if any, and the information contained therein to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company shall cause the Proxy Statement, if any, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to stockholders, or at the time the Special Meeting is held, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall have no responsibility for any information regarding the Investors and their Affiliates supplied or to be supplied by them in writing specifically for inclusion or incorporation by reference into the Proxy Statement.

(b) At the Special Meeting, the Investors shall vote any securities of the Company owned by them at the time of such meeting and entitled to vote in favor of the Proposals, unless otherwise required by law or by the rules of The Nasdaq Stock Market, Inc.

5.6. Standstill.

(a) During the Standstill Period (as defined below), Southeastern shall not, without the prior written consent of the majority of the entire Board of Directors (excluding any representatives or designees of the Investors), either directly or indirectly (including in a manner willfully designed to circumvent the following provisions), alone or in concert with others:

(i) in any manner acquire, agree to acquire or make any public proposal to acquire (whether directly or indirectly, by purchase, tender or exchange offer):

A. any material assets of the Company or any subsidiary of the Company; or

B. any Common Stock, Voting Securities or Derivative Securities of the Company except pursuant to the conversion of the Notes in accordance with their terms and pursuant to the conversion of any other convertible debt of the Company held by such Investor as of the date hereof; provided further, that the Investor shall not convert any such debt if such acquisition of Common Stock issuable upon conversion of any such debt would cause the Company to undergo an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (the “Code”);

(ii) enter into any arrangements, understandings or agreements (whether written or oral) with any Person, that would cause, or have the effect of causing, directly or indirectly, (1) a “change of control” as defined in the indentures or supplemental indentures, as the case may be, relating to any Specified Indebtedness (as defined in the Second Supplemental Indenture) or (2) the Company to undergo an “ownership change” within the meaning of Section 382(g) of the Code;

(iii) form, join or participate in a Group in connection with any of the foregoing; or

(iv) make or cause the Company to make a public announcement regarding any intention of Southeastern to take an action which would be prohibited by any of the foregoing.

(b) The term “Standstill Period” shall mean the period beginning on the date hereof and ending on the earliest to occur of (i) the fifth anniversary of the Closing or (ii) in the event this Agreement is terminated in accordance with its terms, thirty days after the date of such termination. Notwithstanding anything in Section 5.6(a)(i)(B) to the contrary, the prohibitions in Section 5.6(a)(i)(B) shall be suspended and not apply to Southeastern at any time during which Southeastern Beneficially Owns less than 20% of the Voting Securities.

5.7. Transfer Restrictions. During the Standstill Period, Southeastern shall not sell, assign, pledge, transfer or otherwise dispose or encumber (“Transfer”) any of the Notes (or any shares of Common Stock issuable upon conversion of the Notes) except (a) pursuant to the Resale Registration Statement referenced in Section 5.3 herein, (b) in accordance with Rule 144 under the Securities Act or (c) in privately negotiated transactions (including in accordance with Rule 144A under the Securities Act); provided however, no such disposition under clause (a), (b) or (c) shall be made to a Person if such Person (together with its Affiliates) would Beneficially Own, after giving effect to such Transfer (or series of Transfers), more than 20% of the Company’s Voting Securities. In addition, such Investor shall not Transfer the Notes (or any shares of Common Stock issuable upon conversion of the Notes) except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

5.8. Conversion Limitation. Notwithstanding the terms of the Indenture and the Notes, an Investor shall not exercise its right to convert the Notes into Common Stock prior to January 1, 2007 unless a Change of Control (as defined in the Second Supplemental Indenture) shall have occurred, provided that such Investor’s action did not cause such Change of Control.

6. Conditions Precedent.

6.1. Conditions to the Obligation of the Investors to Consummate the Closing. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Notes being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date).

(b) The purchase of, and payment for, the Notes by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(c) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(d) The Company and the Trustee shall have executed and delivered the Second Supplemental Indenture in the form attached hereto as Exhibit C and the Trustee shall have executed and delivered a certificate of authentication with respect to the Notes.

(e) Each Investor shall have received from the Company’s counsel, Willkie Farr & Gallagher LLP, an opinion substantially in the form attached hereto as Exhibit D.

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(f) To the extent the issuance of the Notes and the shares issuable upon the conversion thereof requires the approval of the stockholders of the Company under the rules of The Nasdaq Stock Market, Inc., the Company’s stockholders shall have approved the Proposal.

(g) Unless waived, in the case of Southeastern and solely with respect to the Common Stock issuable to Longleaf Partners Fund (an Advisory Client of Southeastern) upon conversion of Notes being purchased by such fund, the applicable waiting period under the HSR Act shall have expired or been terminated or the applicable governmental authority shall have advised Southeastern and the Company that it will not review the HSR Act filing.

Notwithstanding anything in this Agreement to the contrary, no Investor shall be obligated to consummate the transactions contemplated by this Agreement unless the conditions set forth in Section 6.2 herein have been satisfied with respect to other Investors purchasing in the aggregate such principal amount of the Notes that, when taken together with the principal amount of Notes to be purchased by such Investor, equals at least $500 million.

6.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of such Investor contained in Section 4 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date).

(b) Such Investor shall have paid the purchase price set forth opposite such Investor’s name on Exhibit A attached hereto under the heading “Purchase Price Payable at the Closing.”

(c) The sale of the Notes by the Company shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(e) The Company and the Trustee shall have executed and delivered the Second Supplemental Indenture in the form attached hereto as Exhibit C and the Trustee shall have executed and delivered a certificate of authentication with respect to the Notes.

(f) To the extent the issuance of the Notes and the shares issuable upon the conversion thereof requires the approval of the stockholders of the Company under the rules of The Nasdaq Stock Market, Inc., the Company’s stockholders shall have approved the Proposal.

(g) Southeastern shall have executed and delivered a certificate confirming the accuracy of its representations in that certain letter, attached hereto as Exhibit E, regarding the beneficial ownership by Southeastern of certain shares of Common Stock.

(h) Unless waived by Southeastern, in the case of Southeastern and solely with respect to the Common Stock issuable to Longleaf Partners Fund (an Advisory Client of Southeastern) upon conversion of Notes being purchased by such fund, the applicable waiting period under the HSR Act shall have expired or been terminated or the applicable governmental authority shall have advised Southeastern and the Company that it will not review the HSR Act filing.

Each Investor’s obligations under this Agreement shall be several and independent from the obligations of each other Investor; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to consummate the transactions contemplated by this Agreement unless the conditions set forth in this Section 6.2 have been satisfied with respect to all of the Investors.

6.3. Conditions to Effectiveness of this Agreement with Respect to Legg Mason Opportunity Trust.

(a) Notwithstanding anything to the contrary contained in this Agreement, except for the covenant contained in this Section, this Agreement shall not be effective with respect to Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust, Inc. (“LMOT”), including, without limitation, that no covenants, representations or agreements from LMOT, and no covenants, representations or agreements from the Company to LMOT, shall have any force and effect, until LMOT notifies the Company that LMOT has determined, in its reasonable discretion, that its participation in the transactions contemplated by this Agreement will not result in a violation of Section 17 of the Investment Company Act of 1940 (“Section 17”).

(b) LMOT covenants that it will act in good faith, which includes submitting the section 17 issue to its Board of Directors for its consideration, to promptly make the determination referred to above. If LMOT does not provide the above-referenced notice to the Company by 5:00 p.m. EST on Tuesday, March 1, 2005, the Company may, in its sole discretion, terminate this Agreement as it relates to LMOT. LMOT’s determination that it can participate in such transactions, and its notice thereof, shall not be construed to create any additional representations and warranties other than those contained in Section 4, and none of such determination, such notice or anything else contained herein shall be construed to create a representation of LMOT as to the Company’s (as opposed to LMOT’s) compliance with Section 17.

7. Termination.

7.1. Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of the Company and the Investors, (b) by either the Investors or the Company (i) if the Closing shall not have occurred on or prior to June 30, 2005 or (ii) if the issuance of the Notes and the shares issuable upon the conversion thereof requires the approval of the stockholders of the Company under the rules of The Nasdaq Stock Market, Inc. and the stockholders do not approve the Proposal at the Special Meeting or any adjournment thereof.

7.2. Effect of Termination. In the event of termination pursuant to Section 7.1 hereof, this Agreement shall become null and void and have no effect (other than this Section 7.2 and Article 8, which shall survive termination), with no liability on the part of the Company or the Investors, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the liability for any willful breach of this Agreement or to the extent provided in the next sentence. In addition, in the event the Agreement is terminated pursuant to Section 7.1(b)(ii), the Company shall pay to the Investors, by wire transfer of immediately available funds, an aggregate of $26,400,000 (or if the Company shall have terminated this Agreement as it relates to LMOT pursuant to Section 6.3(b) herein, then an aggregate of $23,400,000) (the “Termination Fee”), with each Investor receiving such fraction of the Termination Fee as represents the principal amount of Notes to be purchased by such Investor divided by the aggregate principal amount of the Notes to be purchased by all Investors under this Agreement.

8. Miscellaneous Provisions.

8.1. Public Statements or Releases. Neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange or market, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

8.2. Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.3. Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b) All correspondence to the Company shall be addressed as follows:

Level 3 Communications, Inc.

1025 Eldorado Boulevard

Broomfield, CO 80021

Attention: Thomas C. Stortz, Esq.

Facsimile: (720) 888-5127

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: John S. D’Alimonte

Facsimile: (212) 728-8111

(c) All correspondence to any Investor shall be sent to such Investor at the address set forth in Exhibit A attached hereto.

(d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.4. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.5. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.

8.7. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8. Expenses. Each party shall bear the cost of any and all fees and expenses incurred in connection with the transactions contemplated hereby including, without limitation, legal, consulting and accounting fees; provided, however, that the Company shall pay the fees of one counsel to the Investors not in excess of $50,000. Each Investor shall bear all expenses in connection with any filings under the HSR Act in connection with its purchase of Notes and acquisition of Common Stock upon conversion of such Notes.

8.9. Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the

Company. Notwithstanding the foregoing, each of Fairfax and Markel may assign its rights and obligations under this Agreement to one or more its respective wholly owned subsidiaries, provided that any such subsidiary assignee specifically assumes and agrees to be bound by the provisions of the Agreement by executing an assumption agreement reasonably acceptable to the Company, and provided further that, in the event of any such assignment by Fairfax or Markel, Fairfax and Markel, as the case may be, shall remain liable for the performance of all such assigned obligations under this Agreement.

8.10. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument

8.11. Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Investors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ THOMAS C. STORTZ
	Name:	Thomas C. Stortz
	Title:	Executive Vice President

INVESTORS:

SOUTHEASTERN ASSET MANAGEMENT, INC., on behalf of certain institutional clients

By:		/s/ ANDREW R. MCCARROLL
Name:		Andrew R. McCarroll
Title:		Vice President and General Counsel

MSD TCB, L.P.

By:		MSD Capital, L.P., its General Partner
By:		MSD Capital Management, LLC, its General Partner

By:		/s/ MARC R. LISKER
Name:		Marc R. Lisker
Title:		General Counsel

DAVIS SELECTED ADVISERS, L.P.

By:		Davis Investments, LLC

By:		/s/ TOM TAYS
Name:		Tom Tays
Title:		Vice President and Chief Legal Officer

MARKEL CORPORATION

By:		/s/ GREGORY WATERS
Name:		Gregory Waters
Title:		Senior Vice President

HAMBLIN WATSA INVESTMENT COUNSEL LTD.

By:	/s/ V. PREM WATSA
Name:	V. Prem Watsa
Title:	Chief Executive Officer

LEGG MASON OPPORTUNITY TRUST, a series of Legg Mason Investment Trust, Inc.

By:	Legg Mason Funds Management, Inc., Investment Manager

By:	/s/ MAXIE K. KAMPINSKI
Name:	Maxie K. Kampinski
Title:	Vice President and Treasurer

THE TORRAY CORPORATION, on behalf of The Torray Fund and The Torray Institutional Fund

By:	/s/ DOUGLAS EBY
Name:	Douglas Eby
Title:	President

EXHIBIT A

Investor Name and Address	Principal Amount of Notes to be Purchased	Purchase Price Payable at the Closing
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	$400,000,000	$400,000,000

MSD TCB, L.P. c/o MSD Capital, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022	$100,000,000	$100,000,000

Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	$100,000,000	$100,000,000

Markel Corporation 4521 Highwoods Parkway Glen Allen, VA 23060 Attn: Vice-Chairman	$30,000,000	$30,000,000

Hamblin Watsa Investment Counsel Ltd. Fairfax Financial Holdings Limited 95 Wellington Street West Suite 800 Toronto, Ontario, Canada M5J 2N7	$100,000,000	$100,000,000

Legg Mason Opportunity Trust c/o Legg Mason Funds Management 100 Light Street Baltimore, MD 21202	$100,000,000	$100,000,000

The Torray Fund 7501 Wisconsin Avenue, Suite 1100 Bethesda, MD 20814	$30,000,000	$30,000,000

The Torray Institutional Fund 7501 Wisconsin Avenue, Suite 1100 Bethesda, MD 20814	$20,000,000	$20,000,000

TOTAL	$880,000,000	$880,000,000

EXHIBIT A-1

MSD TCB, L.P.

Davis Selected Advisers, L.P.

Markel Corporation

Hamblin Watsa Investment Counsel Ltd.

Legg Mason Opportunity Trust

The Torray Fund

The Torray Institutional Fund

EXHIBIT B

FORM OF NOTE

See Exhibit A to Exhibit C hereto.

EXHIBIT C

FORM OF SECOND SUPPLEMENTAL INDENTURE

EXHIBIT D

FORM OF OPINION OF WILLKIE FARR & GALLAGHER LLP

EXHIBIT E

BENEFICIAL OWNERSHIP TAX CERTIFICATE